Exhibit 10.10
Balchem Corporation Officer Retiree Program

Balchem Corporation (the “Company”) sets forth the below Officer Retiree Program (the “Program”) with the intent to help attract and retain top talent at the executive level. For purposes of this Program, the term "Retirement" shall mean voluntary termination of employment at a time when the sum of the Officer’s age and years of service is at least 70, provided that the Officer has at least ten years of service and has served at least three consecutive years as an Officer. Further, “Officer” shall mean only those individuals approved by the Board of Directors to be either an Executive Officer and/or Section 16 Officer of the Company.

In order to be eligible for this program, the Officer must, in addition to meeting all eligibility requirements, cooperate in good faith to ensure a smooth transition in relation to his/her anticipated retirement, including providing no less than one (1) year’s prior notice to the Company (unless otherwise agreed to by the Company).

a)Officer Retiree Medical Program
1.Retirement — an Officer is entitled to receive medical benefits (see coverage below) if he or she meets the definition of Retirement, as described above and has executed an appropriate non-compete agreement (subject to local laws and regulations) with the Company.
2.Included dependents — the spouse and any eligible dependents, who, at the time of retiree’s departure, are eligible to be covered under the retiree’s medical plan, are eligible for coverage.
3.Coverage — eligible persons are covered from the date of retiree’s departure, at the same coverage available to an active employee for the retiree’s and spouse’s life, or until Medicare is available. Eligible dependents are covered until the dependent ceases to be eligible under the then current Company medical plan. In addition, the maximum years of coverage for any person eligible for coverage under this program is ten years.
4.Premiums — The Company charges the retiree (or his or her spouse) that portion of the coverage premiums that the Company would have paid if the retiree were an active employee.

b)Stock Options
Notwithstanding anything to the contrary in the 2017 Omnibus Incentive Plan (as amended from time to time) or in the Officer’s applicable stock option agreements, if an Officer ceases to be employed by the Company or its subsidiary companies, as may be applicable, by reason of Retirement, meets the definition of Retirement, as described above and has executed and is in compliance with their non-compete agreement with the Company, options granted shall continue to vest and become exercisable in accordance with their original vesting schedule. Except as otherwise provided, any unexercised portion of the option may be exercised prior to the later of (i) two years after optionee's termination of employment or (ii) two years after the vesting date of the option, but in any case not beyond the specified expiration date of the option.

c)Restricted Stock – Performance and Time Based
Notwithstanding anything to the contrary in the 2017 Omnibus Incentive Plan (as amended from time to time) or in the Officer’s applicable restricted stock agreements, if an Officer ceases to be employed by the Company or its subsidiary companies, as may be applicable, by reason of Retirement, meets the definition of Retirement, as described above and has executed and is in compliance with their non-compete agreement with the Company, all Restricted Stock grants shall continue to vest in accordance with their original vesting schedule.

d)Performance Shares
Notwithstanding anything to the contrary in the 2017 Omnibus Incentive Plan (as amended from time to time) or in the Officer’s applicable performance share agreements, if an Officer ceases to be employed by the Company or its subsidiary companies, as may be applicable, by reason of Retirement, meets the definition of Retirement, as described above and has executed and is in compliance with their non-compete agreement with the Company, all Performance Share grants shall continue to vest in accordance with their original vesting schedule.

Last updated: February 7, 2024